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                                        Exhibit 4.1
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                           ITLA CAPITAL CORPORATION
                      1995 EMPLOYEE STOCK INCENTIVE PLAN


                                   SECTION 1
              ESTABLISHMENT, PURPOSE, AND EFFECTIVE DATE OF PLAN

        1.1 ESTABLISHMENT. ITLA Capital Corporation, a Delaware corporation, hereby establishes the "ITLA CAPITAL CORPORATION 1995 EMPLOYEE STOCK INCENTIVE PLAN" (the "Plan") for Participants. The Plan permits the grant of any type of arrangement, security or benefit that, by its terms, involves the issuance of Stock (as defined below) or provides a benefit that derives its value from Stock, including, without limitation, stock options, stock appreciation rights, restricted stock, performance units and performance shares.

        1.2 PURPOSE. The purpose of the Plan is to advance the interests of the Company, by encouraging and providing for the acquisition of an equity interest in the success of the Company by Participants, by providing additional incentives and motivation toward superior performance of the Company, and by enabling the Company to attract and retain the services of Participants, upon whose judgment, interest, and special effort and successful conduct of its operations is largely dependent.

        1.3 EFFECTIVE DATE. The Plan shall become effective immediately upon its adoption by the Board of Directors of the Company, subject to its ratification by the shareholders of the Company and the receipt of any necessary governmental approvals. Notwithstanding any other provision hereof, this Plan shall immediately terminate and all Awards granted hereunder shall immediately be cancelled in the event the First Closing, as that term is defined in the Underwriting Agreement (defined below), does not occur.


                                   SECTION 2
                                  DEFINITIONS

        2.1 DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:

             2.1.1 "Agreement" means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award granted to such Participant.

             2.1.2 "Award" means any arrangement, security or benefit that, by its terms, involves the issuance of Common Stock or provides a benefit that derives its value from Common Stock granted under this Plan, including, without limitation, Options, Stock Appreciation Rights, Restricted Stocks or Performance Shares.

             2.1.3 "Board" means the Board of Directors of the Company.

             2.1.4 "Code" means the Internal Revenue Code of 1986, as amended.

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        2.1.5  "Committee" means the Compensation Committee of the Board, comprised of at least two directors, each of whom is a Non-Employee Director.

        2.1.6  "Company" means ITLA Capital Corporation, a Delaware corporation.

        2.1.7 "Consultant" means any individual, other than an Employee or Director, who renders services to the Company.

        2.1.8  "Director" means any member of the Board.

        2.1.9 "Disability" means a condition of total and permanent disability whereby one is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as defined by Section 22(e) of the Internal Revenue Code of 1986, as amended.

        2.1.10 "Discounted Stock Option" means an Option granted pursuant to
Section 11 of the Plan.

        2.1.11 "Employee" means any full-time or part-time employee of the Company or one of its Subsidiaries (including any officer or director who is also an employee) that was not hired for a specific job of limited duration, or for a position slotted for students.

        2.1.12 "Fair Market Value" means with respect to the Stock the closing sales price of the Stock, as reported on the Nasdaq National Market or, if not so reported, the closing sales price as reported by any other appropriate reporting system of general circulation, on the date for which the value is to be determined, or if there is no closing sales price on such date, then on the last day for which transactions in Stock were so reported prior to the date on which the value is to be determined.

        2.1.13 "Incentive Stock Option" means any Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

        2.1.14 "Non-Employee Director" means a director who a) is not currently an officer or employee of the Company; b) is not a former employee of the Company who receives compensation for prior services (other than from a tax-qualified retirement plan); c) has not been an officer of the Company; d) does not receive remuneration from the Company in any capacity other than as a director; and e) does not possess an interest in any other transactions or is not engaged in a business relationship for which disclosure would be required under Item 404(a) or (b) of Regulation S-K.

        2.1.15 "Non-Qualified Stock Option" means any Option that is not an Incentive Stock Option.

        2.1.16 "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan an Option may be either

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(i) an Incentive Stock Option, (ii) a Non-Qualified Stock Option (which may include Discounted Options), or (iii) any other type of option encompassed by the Code.

        2.1.17 "Outside Director" means a Director of the Company who qualifies as such under Section 162(m) of the Code and regulations promulgated thereunder.

        2.1.18 "Participant" means an Employee of the Company or one of its subsidiaries, including an Employee who is a Director, or a Consultant, and is selected by the Committee to receive an Award.

        2.1.19 "Performance Period," stated with reference to a Performance Share, means the time period during which the performance goals must be met, as determined by the Committee.

        2.1.20 "Performance Share" means the right to receive payment equal to the value of Performance Shares as determined by the Committee.

        2.1.21 "Performance Unit" means the right to receive payment equal to the value of Performance Unit as determined by the Committee.

        2.1.22 "Performance Share Value" means the lowest Fair Market Value of Stock during a Valuation Period.

        2.1.23 "Period of Restriction" means the period during which shares of Restricted Stock are subject to restrictions pursuant to Section 9 of the Plan.

        2.1.24 "Restricted Stock" means Stock granted to a Participant pursuant to Section 9 of the Plan.

        2.1.25 "Retirement" (including "Early Retirement" and "Normal Retirement") means termination of employment on or after such Employee's early, normal or late retirement date or age as applicable under the terms of the Company's 401(k) Plan.

        2.1.26 "Stock" means the Common Stock, par value $.01 per share, of the Company.

        2.1.27 "Stock Appreciation Right" and "SAR" mean the right to receive a payment from the Company equal to the excess of the Fair Market Value of the share of Stock at the date of exercise over a specified price fixed by the Committee, which shall not be less than 100% of the Fair Market Value of the Stock on the date of grant. In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the specified price shall be the Option exercise price.

        2.1.28 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock

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possessing 50% or more of the total combined voting power of all classes of stock in one of the other Companies in the chain.

        2.1.29 "Underwriting Agreement" means that certain Underwriting Agreement between Friedman, Billings, Ramsey & Co., Inc., as representative of the several underwriters named therein, Imperial Thrift and Loan Association and Lake Co., Ltd. and Lake America Corporation dated October 23, 1995.

        2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.


                                   SECTION 3
                         ELIGIBILITY AND PARTICIPATION

        All Employees (including Employee-Directors, but excluding Outside Directors) and Consultants are eligible to participate in the Plan and to receive Awards. The Committee shall select and determine, in its sole discretion, those Employees and Consultants who will participate in the Plan and the extent of their participation. Notwithstanding the foregoing, Consultants shall not be eligible to receive Incentive Stock Options.


                                   SECTION 4
                                ADMINISTRATION

        The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee in good faith pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons whomsoever. The Committee shall have the authority, in its discretion, to determine the Employees to whom Awards shall be granted, the times when such Awards shall be granted, the number of Awards, the purchase price or exercise price, the period(s) during which such Awards shall be exercisable (whether in whole or in part), the restrictions applicable to Awards, and the other terms and provisions thereof (which need not be identical). The Committee shall have the authority to modify existing Awards, subject to Section 15.1.


                                   SECTION 5
                             STOCK SUBJECT TO PLAN

        5.1 NUMBER. The maximum number of shares of Stock subject to Awards under the Plan may not exceed 950,000, subject to increases and adjustments as

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provided in this Section 5. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose.

        5.2 LIMITATION ON ANNUAL GRANTS. The number of shares of Stock subject to Awards under the Plan shall be limited to 500,000 during the first year after the effective date hereof and 100,000 in each of the second through sixth years after the effective date hereof, subject to adjustment as provided in Section 5.5; provided, however, that if in any one year the shares available for granting during that year are not fully granted, such ungranted shares shall remain available in addition to the shares that become available during succeeding years.

        5.3 INCENTIVE STOCK OPTIONS. Section 5.1 to the contrary notwithstanding, the maximum aggregate number of shares of Stock that may be issued pursuant to the exercise of Options that are Incentive Stock Options granted under this Plan is 950,000, subject to adjustment as provided in Section 5.5.

        5.4 LAPSED AWARDS. Subject to the express provisions of the Plan, if any Award granted under the Plan terminates, expires or lapses for any reason, or is paid in cash, any Stock subject to such Award again shall be Stock available for the grant of an Award. With respect to Awards made to Section 16 insiders, shares of such Stock may be reused to the maximum extent permitted under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        5.5 ADJUSTMENT IN CAPITALIZATION. In the event of any change in the outstanding shares of Stock by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock available under the Plan and subject to each outstanding Award, and its stated exercise price or the basis upon which the Award is measured, shall be adjusted appropriately by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. Any adjustment to an Incentive Stock Option shall be made consistent with the requirements of Section 424(b) of the Code.


                                   SECTION 6
                               DURATION OF PLAN

        The Plan shall remain in effect, subject to the Board's right to earlier terminate the Plan pursuant to Section 15.1 hereof, until all Awards hereunder shall have expired or terminated or shall have been exercised or fully vested, and any Stock subject thereto shall have been purchased or acquired pursuant to the provisions thereof. Notwithstanding the foregoing, no Award may be granted under the Plan after October 18, 2005.


                                   SECTION 7
                                 STOCK OPTIONS

        7.1 GRANT OF OPTIONS. Subject to the provisions of Sections 5 and 6, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete

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discretion in determining the number of Options granted to each Participant. The
Committee may grant any type of Option to purchase Stock that is permitted by law at the time of grant. To the extent the aggregate Fair Market Value (determined at the time the Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year (under this Plan and any other plans of the Company) exceeds $100,000, such Options shall not be deemed Incentive Stock Options. In determining which Options may be treated as Non-Qualified Options under the preceding sentence, Options will be taken into account in the order of their dates of grant. Nothing in this Section 7 shall be deemed to prevent the grant of Non-Qualified Stock Options in amounts which exceed the maximum established by Section 422 of the Code.

        7.2 OPTION AGREEMENT. Each Option shall be evidenced by an Agreement that shall specify the type of Option granted, the Option exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other provisions as the Committee shall determine.

        7.3 EXERCISE PRICE. Except for Discounted Stock Options no Option shall be granted pursuant to the Plan at an exercise price that is less than the Fair Market Value of the Stock on the date the Option is granted, except that no Option shall be granted to any person who owns Stock possessing more than 10% of the total combined voting power of the Stock at an exercise price which is less than 110% of the Fair Market Value on the date of the grant.

        7.4 DURATION OF OPTIONS. Each Option shall expire at such time or times as the Committee shall determine at the time it is granted; provided, however, that no Incentive Stock Option shall be exercisable later than ten years from the date of its grant.

        7.5 EXERCISE OF OPTIONS. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants; provided, however, that Options granted pursuant to the Plan shall not vest at a rate of less than 20% per year.

        7.6 PAYMENT. The purchase price of Stock upon exercise of any Option shall be paid in full either (i) in cash, (ii) in Stock valued at its Fair Market Value on the date of exercise, or (iii) by a combination of (i) and (ii). The Committee in its sole discretion may also permit payment of the purchase price upon exercise of any Option to be made by (i) having shares withheld from the total number of shares of Stock to be delivered upon exercise or (ii) delivering a properly executed notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. The proceeds from the exercise of Options shall be added to the general funds of the Company and shall be used for general corporate purposes.

        7.7 RESTRICTIONS ON STOCK TRANSFERABILITY. The Committee shall impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable federal securities law, under the requirements of any stock exchange upon which such shares of Stock are then listed and under any blue sky or state securities laws applicable to such shares.

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        7.8 EARLY TERMINATION OF OPTIONS ON TERMINATION OF EMPLOYMENT DUE TO
DEATH, DISABILITY, OR RETIREMENT. If a Participant holds any outstanding Option upon a termination of employment due to death, Disability or Retirement, such Option shall remain exercisable and shall continue to vest following such termination of employment in accordance with its terms until the earlier of (i) the expiration date of the term of the Option, or (ii) the last date on which such Option is exercisable as specified below, after which date such Option shall terminate.

                7.8.1 DEATH OR DISABILITY. If the termination of employment is due to the Participant's death or Disability, any outstanding Option then held by such Participant shall continue to be exercisable (subject to Section 7.8.3 below) until six (6) months following the Participant's termination of employment.

                7.8.2 RETIREMENT. If the Participant's termination of employment is due to Retirement, any outstanding Option then held by such Participant shall continue to be exercisable (subject to Section 7.8.3 below) for six (6) months after such Participant's termination of employment.

                7.8.3 INCENTIVE STOCK OPTION LIMIT. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the favorable tax treatment described in Section 422 of the Code shall not be available if such Option is exercised after three (3) months following a termination of employment due to Retirement.

        7.9 EARLY TERMINATION OF OPTIONS ON TERMINATION OF EMPLOYMENT OTHER THAN FOR DEATH, DISABILITY, OR RETIREMENT. If a Participant holds any outstanding Option upon termination of employment due to a reason other than death, Disability or Retirement, such Option shall remain exercisable and shall continue to vest following such termination of employment until the earlier of
(i) the expiration of the term of the Option, or (ii) the last date on which such Option is exercisable as specified below, after which date such Option shall terminate.

                7.9.1 RESIGNATION, LAYOFF AND OTHER EVENTS. If the Participant's termination of employment is due to any reason other than the Participant's death, Disability, Retirement or the action of the Company for cause, as determined (either before or after such event) by the Committee in its sole discretion, any outstanding Option then held by such Participant shall continue to be exercisable for three (3) months following such Participant's termination of employment.

                7.9.2 TERMINATION BY THE COMPANY FOR CAUSE. If the Participant's employment is terminated by action of the Company for cause, as determined (either before or after such event) by the Committee in its sole discretion, any outstanding Option held by such Participant shall terminate immediately upon such Participant's termination of employment. Termination for cause is defined as termination for conduct that would be punishable as a felony if such conduct occurred outside the workplace, or conduct that could be damaging to either the Company's reputation or financial status. The Committee has the authority to make the final determination as to whether a termination is for cause for purposes of the Plan.

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        7.10 NON-TRANSFERABILITY OF OPTIONS. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder. Further, all Incentive Stock Options granted to a Participant under the Plan shall be exercisable only by such Participant during his or her lifetime.


                                   SECTION 8
                           STOCK APPRECIATION RIGHTS

        8.1 GRANT OF STOCK APPRECIATION RIGHTS. Subject to the provisions of Sections 5 and 6, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. An Award of SARs shall be pursuant to an Agreement.

        8.2 PAYMENT OF SAR AMOUNT. Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount determined by multiplying:

            (a) The difference between the Fair Market Value of a share of Stock at the date of exercise over the price fixed by the Committee at the date of grant, by

            (b) The number of shares with respect to which the SAR is exercised.

        8.3 FORM AND TIMING OF PAYMENT. At the sole discretion of the Committee, payment for SARs may be made in cash or Stock, or in a combination thereof.

        8.4 TERM OF SAR. The term of an SAR under the Plan shall not exceed ten years.

        8.5 TERMINATION OF EMPLOYMENT. In the event the employment of a Participant is terminated by reason of death, Disability, Retirement, or any other reason, any SARs outstanding shall terminate in the same manner as specified for Options under Sections 7.8 and 7.9 herein.

        8.6 NON-TRANSFERABILITY OF SARS. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder. Further, all SARs granted to a Participant under the Plan shall be exercisable only by such Participant during his lifetime .


                                   SECTION 9
                               RESTRICTED STOCK

        9.1 GRANT OF RESTRICTED STOCK. Subject to the provisions of Sections 5 and 6, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine. Each Award of Restricted Stock shall be pursuant to an Agreement.

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        9.2 RESTRICTIONS ON TRANSFERABILITY. Except as provided in Sections 9.6 and 9.7 hereof, or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated for such period of time as shall be determined by the Committee and shall be specified in the Restricted Stock grant, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement.

        9.3 OTHER RESTRICTIONS. The Committee shall impose such other restrictions on any shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities law, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

        9.4 VOTING RIGHTS. Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the Period of Restriction.

        9.5 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

        9.6 TERMINATION OF EMPLOYMENT DUE TO RETIREMENT. In the event that a Participant attains normal Retirement age under the Company's 401(k) Plan, the Period of Restriction applicable to the Restricted Stock pursuant to Subsection
9.2 hereof shall automatically terminate and, except as otherwise provided in Subsection 9.3, the shares of Restricted Stock shall thereby be free of restrictions and freely transferable. In the event that a Participant terminates his employment with the Company because of Early Retirement under the Company's 401(k) Plan, any shares of Restricted Stock still subject to restrictions shall be forfeited and returned to the Company; provided, however, that the Committee in its sole discretion may waive the restrictions remaining on any or all shares of Restricted Stock or add such new restrictions to those shares of Restricted Stock as it deems appropriate.

        9.7 TERMINATION OF EMPLOYMENT DUE TO DEATH OR DISABILITY. In the event a Participant terminates his employment with the Company because of death or Disability during the Period of Restriction, the restrictions applicable to the shares of Restricted Stock pursuant to Section 9.2 hereof shall terminate automatically with respect to that number of shares (rounded to the nearest whole number) equal to the number of shares of Restricted Stock granted to such Participant multiplied by the number of full months which have elapsed since the date of grant divided by the maximum number of full months of the Period of Restriction. All remaining shares still subject to restrictions shall be forfeited and returned to the Company; provided, however, that the Committee in its sole discretion, may waive the restrictions remaining on any or all such remaining shares.

        9.8 TERMINATION OF EMPLOYMENT FOR REASONS OTHER THAN DEATH, DISABILITY, OR RETIREMENT. In the event that a Participant terminates his employment with

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the Company for any reason other than those set forth in Sections 9.6 and 9.7 hereof during the Period of Restriction, then any shares of Restricted Stock still subject to restrictions at the date of such termination automatically shall be forfeited and returned to the Company; provided, however, that, in the event of an involuntary termination of the employment of a Participant by the Company, the Committee in its sole discretion may waive the automatic forfeiture of any or all such shares and/or may add such new restrictions to such shares of Restricted Stock as it deems appropriate.


                                  SECTION 10
                   PERFORMANCE SHARES AND PERFORMANCE UNITS

        10.1 GRANT OF PERFORMANCE SHARES AND PERFORMANCE UNITS. Subject to the provisions of Sections 5 and 6, Performance Shares and Performance Units made to persons subject to Section 16 of the Exchange Act shall be based on performance goals established by the Committee prior to the start of a Performance Period of 12 months' duration or longer with respect to which such an Award is made. After the start of a Performance Period, the Committee may not increase the compensation payable under an Award that is otherwise due upon attainment of a performance goal. The committee shall certify that the performance goals have been achieved before payment of any such Award.

        10.2 VALUE OF PERFORMANCE SHARES AND PERFORMANCE UNITS. Each Performance Unit and each Performance Share shall have a value determined by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the ultimate value of the Performance Unit or Performance Share to the Participant.

        10.3 PERFORMANCE GOALS. Performance goals shall be established by the Committee as the Committee in its sole discretion deems appropriate, and may be based upon one or more of the following business criteria: (i) Company or Subsidiary EBITDA (earnings before interest, taxes, depreciation and amortization); (ii) Company or Subsidiary earnings or earnings per share; (iii) market prices of Stock; or (iv) division level operating income (operating income less general and administrative expenses and extraordinary expenses); and the Committee may, in its discretion, determine whether an Award will be paid under any one or more of such business criteria. In setting performance goals, such criteria may be measured against one or more of the following: (i) the prior year or years' performance of the Company, a Subsidiary or a division; (ii) the performance of a broad based group of stocks with risk profiles similar to the Company's and; (iii) the performance of a peer group of two or more companies. Such performance goals may be (but need not be) different for each performance period. The Committee may set different (or the same) goals for different Participants and for different Awards, and performance goals may include standards for minimum attainment, target attainment, and maximum attainment. In all cases, however, performance goals shall include a minimum performance standard below which no part of the relevant Award will be earned. Each Performance Share shall have a value determined by the Committee at the time of grant.

        10.4 FORM AND TIMING OF PAYMENT. Payment shall be made in cash, Stock, or combination thereof as determined by the Committee. Payment may be made in a

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lump sum or installments as prescribed by the Committee. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period.

        10.5 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR RETIREMENT. In the case of death, Disability, or Retirement, the holder of a Performance Share (or his beneficiary in the event of death) shall receive pro rata payment based on the number of months' service during the Performance Period but based on the achievement of performance goals during the entire Performance Period. Payment shall be made at the time payments are made to Participants who did not terminate service during the Performance Period.

        10.6 TERMINATION OF EMPLOYMENT FOR REASONS OTHER THAN DEATH, DISABILITY OR RETIREMENT. In the event that a Participant terminates employment with the Company for any reason other than death, Disability or Retirement, all Performance Shares shall be forfeited; provided, however, that in the event of an involuntary termination of the employment of the Participant by the Company, the Committee in its sole discretion may waive the automatic forfeiture provisions and pay out on a pro rata basis as set forth in Section 10.4.

        10.7 NON-TRANSFERABILITY. No Performance Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, until the termination of the applicable Performance Period. All rights with respect to Performance Shares granted to a Participant under the Plan shall be exercisable only by such Participant during his lifetime.


                                  SECTION 11
                           DISCOUNTED STOCK OPTIONS

        11.1 GRANT OF DISCOUNTED Stock Options. Subject to the provisions of Sections 5 and 6 of the Plan, Discounted Stock Options may be granted to Participants hereunder. Such Discounted Stock Options shall satisfy each of the requirements set forth in Section 7 hereof and the other provisions of this Plan which are applicable to Option Awards which are not intended to be Incentive Stock Options, except Section 7.3 of the Plan (which requires the exercise price of an Option to be not less than the Fair Market Value of the Stock covered by the Option).

        11.2 PRICING OF DISCOUNTED STOCK OPTIONS. The exercise price of a Discounted Stock Option shall be determined by the Committee and set forth in the stock option agreement with the Participant, but in no event shall such price be less than 85% of the Fair Market Value of the Stock covered by the Option on the date the Discounted Stock Option is granted.


                                  SECTION 12
                            BENEFICIARY DESIGNATION

        Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to

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

whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to his or her estate.

                                  SECTION 13
                              RIGHTS OF EMPLOYEES

        13.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

        13.2 PARTICIPANT. No Employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.


                                  SECTION 14
                               CHANGE IN CONTROL

        14.1 IN GENERAL. In the event of a change in control of the Company as defined in Section 14.2 below, all Awards under the Plan shall vest 100%. All Performance Shares shall be paid out based upon the extent to which performance goals during the Performance Period have been met up to the date of the change in control, or at target, whichever is higher. Restrictions on Restricted Stock shall lapse. Options and SARs shall be immediately exercisable by the holder.

        14.2 DEFINITION. For purposes of the Plan, a "change in control" shall mean any of the following events:

             (a) the Company receives a report on Schedule 13D filed with the
                 Securities and Exchange Commission pursuant to Section 13(d) of the Exchange Act disclosing that any person, group, corporation or other entity is the beneficial owner directly or indirectly of 30% or more of the outstanding Stock;

             (b) any person (as such term is defined in Section 13(d) of the
                 Exchange Act), group, corporation or other entity other than the Company or a wholly-owned Subsidiary or any corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company, purchases shares pursuant to a tender offer or exchange offer to acquire any Stock of the Company, (or securities convertible into Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person, group, corporation or other entity in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the outstanding Stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire Stock);

        (c) the stockholders of the Company approve (a) any consolidation or merger of the Company in which the Company, or any corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company, is not the continuing or surviving corporation or pursuant to which shares of Stock would be converted into cash, securities or other property, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or

        (d) there shall have been a change in a majority of the members of the Board of Directors of the Company within a 12 month period unless the election or nomination for election by the Company's stockholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12 month period.


                                  SECTION 15
               AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

    15.1 AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of any Participant with respect to an Award theretofore granted without the Participant's consent or which, without the approval of the Company's stockholders, would:

        (a) except as expressly provided in this Plan, increase the total number of shares of Stock reserved for the purpose of the Plan;

        (b) decrease the option exercise price of any Option granted to an Employee (except Discounted Stock Options) to less than 100% of the Fair Market Value on the date of grant, or change the pricing terms of Section 7.3;

        (c) change the Participants eligible to participate in the Plan;

        (d) extend the maximum option period under Section 7.4 of the Plan; or

        (e) modify those terms of the Plan required by Section 162(m) of the Code to be approved by shareholders.

    15.2 EFFECT ON AWARDS. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section
15.1 above, no such amendment shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Options for previously granted Options (on a one for one or other basis), including previously granted Options having higher option exercise prices.

    15.3 BROAD AUTHORITY. Subject to the above provisions, the Committee shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

                                  SECTION 16
                                TAX WITHHOLDING

        16.1 TAX WITHHOLDING. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any Award under the Plan.

        16.2 PAYMENT OF WITHHOLDING OBLIGATION. To the extent permissible under applicable tax, securities, and other laws, the Company may, in its sole discretion, permit the Participant to satisfy a tax withholding requirement by
(i) using already owned shares; (ii) through a cashless transaction; or (iii) directing the Company to apply shares of stock to which the Participant is entitled as a result of the exercise of an option or the lapse of a Period of Restriction (including, for this purpose, the filing of an election under Section 83(b) of the Code), to satisfy such requirement.

        16.3 DISPOSITION OF SHARES. In the event that a Participant shall dispose (whether by sale, exchange, gift, the use of a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, or any like transfer) of any shares of Common Stock of the Company (to the extent such shares are deemed to be purchased pursuant to an Incentive Stock Option) acquired by such Participant within two years of the date of grant of the related option or within one year after the acquisition of such shares, the Participant will notify the secretary of the Company no later than 15 days from the date of such disposition of the date or dates and the number of shares disposed of by the Participant and the consideration received, if any, and, upon notification from the Company, promptly forward to the secretary of the Company any amount requested by the Company for the purpose of satisfying its liability, if any, to withhold federal, state or local income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by delay in making such payment) incurred by reason of such disposition.


                                  SECTION 17
                                INDEMNIFICATION

        Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Article of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                                  SECTION 18
                              REQUIREMENTS OF LAW

        18.1 REQUIREMENTS OF LAW. The grant of Awards and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        18.2 GOVERNING LAW. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.


                                  SECTION 19
                                    FUNDING

        Except in the case of Awards of Restricted Stock, the Plan shall be unfunded. The Company shall not be required to segregate any of its assets to assure the payment of any Award under the Plan. Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent expressly provided hereunder. The interests of each Participant and former Participant hereunder are unsecured and shall be subject to the general creditors of the Company.

                           ITLA CAPITAL CORPORATION

                      1995 EMPLOYEE STOCK INCENTIVE PLAN

                            STOCK OPTION AGREEMENT
                            ----------------------
ISO NO. ___

        This option is granted on _______ __, 199_ (the "Grant Date") by ITLA Capital Corporation (the "Corporation") to ______________________ (the "Optionee"), in accordance with the following terms and conditions:

        1. Option Grant and Exercise Period. The Corporation hereby grants to
           --------------------------------
the Optionee an Option (the "Option") to purchase, pursuant to the Corporation's 1995 Employee Stock Incentive Plan, as the same may be from time to time amended (the "Plan"), and upon the terms and conditions therein and hereinafter set forth, an aggregate of ______ shares (the "Option Shares") of the Common Stock, par value $.01 per share ("Common Stock"), of the Corporation at the price (the "Exercise Price") of $______ per share. A copy of the Plan as currently in effect, is incorporated herein by reference and is attached hereto.

        This Option shall be exercisable only during the period (the "Exercise Period") commencing on _______ __, 199_ and ending at 5:00 p.m., La Jolla, California time, on the date ten years after date of Award under the Plan (the "Grant Date"), such later time and date being hereinafter referred to as the "Expiration Date," provided the Optionee has continued to serve as a Director of the Corporation since the Grant Date. This option shall vest and become exercisable according to the following schedule:

                                                             Amount
                                                            of Initial
          Date of Vesting                                  Award Vested
          ---------------                                  ------------


During the Exercise Period, only the vested portion of this Option shall be exercisable in whole at any time or in part from time to time subject to the provisions of this Agreement, and further subject to the condition that the aggregate Fair Market Value (as defined in the Plan and as determined as of the Grant Date) of the Option Shares with respect to which Incentive Stock Options (as defined in the Plan) are exercisable for the first time by the Optionee in any calendar year shall not exceed One Hundred Thousand Dollars ($100,000.00). To the extent that this Option, or any part thereof, does not qualify as an Incentive Stock Option for any reason, it shall become a Non-Qualified Stock Option under the Plan.

        2. Method of Exercise of This Option. This Option may be exercised
           ---------------------------------
during the Exercise Period by giving written notice to the Corporation specifying the number of Option Shares to be purchased. The notice must be in the form prescribed by the committee referred to in Section 4 of the Plan or its successor (the "Committee") and directed to the address set forth in Section 10 below. The date of exercise is the date on which such notice is received by the Corporation. Such notice must be accompanied by payment in full of the Exercise Price for the Option Shares to be purchased upon such exercise. Payment shall be made either (i) in cash, which may be in the form of a check, bank draft, or money order payable to the Corporation, or (ii) by delivering a properly executed notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the exercise price.

        3. Non-Transferability of This Option.  This Option may not be sold,
           ----------------------------------
transferred, pledged, assigned, or otherwise alienated or hypothecated, except, in the event of the death of the Optionee, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as described in the Plan, to the extent provided in Section 5 below. Except as provided herein, this Option is exercisable during the Optionee's lifetime only by the Optionee. The provisions of this Option shall be binding upon, inure to the benefit of and be enforceable by the parties hereto, the successors and assigns of the Corporation and any person to whom this Option is transferred by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as described in the Plan. In addition, all Incentive Stock Options (as defined in the Plan) awarded to a Participant are exercisable only by that Participant during his or her lifetime.

        4. Restrictions on Stock Transferability. The Committee shall impose
           -------------------------------------
such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable federal securities law, under the requirements of any stock exchange upon which such shares of Stock are then listed and under any blue sky or state securities laws applicable to such shares.

        5. Early Termination of Options. Except as provided in this Section 5
           ----------------------------
and notwithstanding any other provision of this Option to the contrary, this Option shall not be exercisable unless the Optionee, at the time he exercises this Option, has remained continuously in the service of the Corporation (as described in the Plan) since the Grant Date.

        If the Optionee shall cease to be employed by the Corporation for any reason (excluding death, disability, retirement and termination of employment by the Corporation or any Affiliate for cause), the Optionee may, but only within the period of three months immediately succeeding such cessation of service and in no event after the Expiration Date, exercise this Option to the extent the Optionee was entitled to exercise this Option at the date of cessation. If the Optionee shall cease to work for the Corporation because of termination of employment by the Corporation or Affiliate for cause, all rights under this Option shall expire immediately upon the giving to the Optionee of notice of such termination.

        In the event of the death of the Optionee while in continuous service of the Corporation or during the three-month period referred to in the immediately preceding paragraph, the person to whom the Option has been transferred by will or by the laws of descent and distribution may, but only to the extent the Optionee was entitled to exercise this Option immediately prior to his death, exercise this Option at any time within six months following the death of the Optionee, but in no event later than ten years from the Grant Date.

                                     ISO-2

         6. ADJUSTMENTS FOR CHANGES IN CAPITALIZATION OF THE CORPORATION. In the
            ------------------------------------------------------------
event of any change in the outstanding shares of Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock available under the Plan and subject to each outstanding Award, and its stated exercise price or the basis upon which the Award is measured, shall be adjusted appropriately by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share.

         7. CHANGE IN CONTROL. Change in Control, as defined in the Plan,
            -----------------
encompasses: (a) the acquisition of beneficial ownership by any person, corporation, group or other entity of 30% or more of the outstanding Stock; (b) the stockholders of the Corporation approve a merger, consolidation, or combination in which the Corporation is the not the continuing entity and which does not result in the outstanding shares of Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof, or the sale, lease or exchange or other transfer of all or substantially all of the assets of the Corporation; or (c) a change in a majority of the members of the Board of Directors of the Corporation within a 12 month period unless the election or nomination for election by the Corporation's stockholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12 month period. In the event of any Change in Control of the Corporation, the Options shall vest 100% and shall be immediately exercisable.

         8. STOCKHOLDER RIGHTS NOT GRANTED BY THIS OPTION.  The Optionee is not
            ---------------------------------------------
entitled by virtue hereof to any rights of a stockholder of the Corporation or to notice of meetings of stockholders or to notice of any other proceedings of the Corporation.

         9. WITHHOLDING TAX.  Upon the exercise of this Option, the Corporation
            ---------------
shall have the right to require the Optionee or such other person as is entitled to exercise this Option to pay to the Corporation the amount of any taxes which the Corporation or any of its Affiliates is required to withhold with respect to such Option Shares, or, in lieu thereof, to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld or in lieu of any of the foregoing, to withhold a sufficient sum from the Optionee's compensation payable by the Corporation to satisfy the Corporation's tax withholding requirements. The Corporation's method of satisfying its withholding obligations shall be solely in the discretion of the Corporation, subject to applicable federal, state and local law.

        10. NOTICES. All notices hereunder to the Corporation shall be delivered
            -------
or mailed to it addressed to the Secretary of the Corporation at 7979 Ivanhoe Avenue, La Jolla, California 92037. Any notices hereunder to the Optionee shall be delivered personally or mailed to the Optionee's address noted below. Such addresses for the service of notices may be changed at any time provided written notice of the change is furnished in advance to the Corporation or to the Optionee, as the case may be.

        11. PLAN AND PLAN INTERPRETATIONS AS CONTROLLING.  This Option and the
            --------------------------------------------
terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations of the Committee shall be binding and conclusive upon the

                                     ISO-3

Optionee or his legal representatives with regard to any question arising hereunder or under the Plan.

        12. OPTIONEE SERVICE. Nothing in this Option shall limit the right of
            ----------------
the Corporation or any of its Affiliates to terminate the Optionee's service as an officer or employee, or otherwise impose upon the Corporation or any of its Affiliates any obligation to employ or accept the services of the Optionee.

        13. OPTIONEE ACCEPTANCE. The Optionee shall signify his acceptance of
            -------------------
the terms and conditions of this Option by signing in the space provided below and returning a signed copy hereof to the Corporation at the address set forth in Section 10 above.

                                     ISO-4

        IN WITNESS WHEREOF, the parties hereto have caused this INCENTIVE STOCK OPTION AGREEMENT to be executed as of the date first above written.

                                   ITLA CAPITAL CORPORATION





                                By:
                                   -------------------------------------------
                                    George W. Haligowski, President and Chief
                                        Executive Officer

                                    ACCEPTED:



                                    -----------------------------------------


                                    -----------------------------------------
                                    (Street Address)


                                    -----------------------------------------
                                    (City, State and Zip Code)


                                     ISO-5

                           ITLA CAPITAL CORPORATION

                      1995 EMPLOYEE STOCK INCENTIVE PLAN

                          RESTRICTED STOCK AGREEMENT
                          --------------------------
RS No. __

        Shares of Restricted Stock are hereby awarded on ________________, by ITLA Capital Corporation (the "Corporation"), to __________________ (the "Grantee"), in accordance with the following terms and conditions, and the conditions contained in the ITLA Capital Corporation Employee Stock Incentive Plan (the "Plan"):

        1. Share Award. The Corporation hereby awards the Grantee _____ shares
           -----------
(the "Shares") of Common Stock, par value $.01 per share ("Common Stock"), of the Corporation pursuant to the Plan, as the same may from time to time be amended, and upon the terms and conditions and subject to the restrictions therein and hereinafter set forth. A copy of the Plan as currently in effect is incorporated herein by reference and is attached hereto.

        2. Restrictions on Transfer and Restricted Period. During the period
           ----------------------------------------------
(the "Restricted Period") commencing on ____________, 199_, and terminating on ________________, the Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Grantee, except as hereinafter provided.

        Except as set forth below, the Shares will vest at a rate of __% of the Shares per year of Continuous Service (as defined in the Plan) commencing on ________________ pursuant to the following schedule:

                                                        % of the
        Date of Vesting                               Shares Vested
        ---------------                               -------------



        Notwithstanding the foregoing, no portion of the Shares shall vest on any of the foregoing dates if as of the preceding fiscal year end, the Association fails to meet the following: a) a return on average assets of 50 basis points for the fiscal; and b) the Association is treated as adequately capitalized (as defined by FDIC regulations). Subject to the restrictions set forth in the Plan, the Committee referred to in Section 7 of the Plan or its successor (the "Committee") shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares thereto, or to remove any or all of such restrictions, whenever the Committee may determine that such action is appropriate by reason of changes in applicable tax or other laws, or other changes in circumstances occurring after the commencement of the Restricted Period as described in the Plan.

        3. Termination of Service.  If the Grantee ceases to be continuously
           ----------------------
employed by the Corporation (hereinafter "Continuous Service") for any reason other than change of control, as described in Section 5 of the Plan, death, total or partial disability, or normal or early retirement, all shares which at the time of such termination of Continuous Service are subject to the restrictions imposed by Section 2 above shall upon such termination of Continuous Service be forfeited to the Corporation. If the Grantee ceases to maintain "Continuous Service" (as defined in the Plan) by reason of change of control, as described in Section 5 of the Plan, death, total or partial disability or normal or early retirement, the Shares then still subject to restrictions imposed by Section 2 of this Agreement shall be free of those restrictions as provided in the Plan.

        4.   Certificates for the Shares.  The Corporation shall issue ____
             ---------------------------
certificates in the name of the Grantee, each in respect of __% of the Shares, and shall hold each such certificate on deposit for the account of the Grantee until the expiration of the Restricted Period with respect to the Shares represented thereby. Such certificates shall bear the following legend:

             The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Recognition and Retention Plan of ITLA Capital Corporation. Copies of such Plan are on file in the offices of the Secretary of ITLA Capital Corporation, 7979 Ivanhoe Avenue, La Jolla, California 92037.

        The Grantee further agrees that simultaneously with the execution of this Agreement, the Grantee shall execute ____ stock powers in favor of the Corporation, each with respect to __% of the Shares, and shall promptly deliver such stock powers to the Corporation.

        5.   Grantee's Rights. Except as otherwise provided herein, the
             ----------------
Grantee, as owner of the Shares, shall have all rights of a stockholder. During the Restricted Period, the Grantee shall not vote such Shares as to which the Restricted Period has not yet lapsed or expired (the "Restricted Shares"). The Grantee hereby appoints a Trust Officer at _________________________________ to vote all Restricted Shares, in [his/her] sole discretion, at any annual and special meetings of the stockholders of the Corporation and at any continuations and adjournments of such meetings, upon any matters coming before such meetings or adjournments. The Grantee agrees that [he/she] shall from time to time appoint such other person or persons to vote the Restricted Shares as the Committee in its sole discretion may designate. The Grantee further agrees that with respect to Restricted Shares, [he/she] shall grant no proxy to vote such shares except pursuant to this Section 5 of this Agreement, nor shall [he/she] revoke any proxy granted pursuant to this Section 5 except with the consent of the Committee.

        Dividends, if any, paid on the Restricted Shares shall be held by the Corporation for the account of the Grantee. All such withheld dividends shall earn interest at an annual rate determined by the Committee. Such dividends and accrued interest thereon shall be paid to the Grantee as provided in the Plan.

        6.   Expiration of Restricted Period. Upon the lapse or expiration of
             -------------------------------
the Restricted Period with respect to a portion of the Shares, the Corporation shall deliver to the Grantee (or in the case of a deceased Grantee, to [his/her] legal representative) the certificate in respect of such shares and the related stock power held by the Corporation pursuant to Section 4 above.

The Shares as to which the Restricted Period shall have lapsed or expired shall be free of the restrictions referred to in Section 2 above and such certificate shall not bear the legend provided for in Section 4 above.

        7.    Adjustments for Changes in Capitalization of the Corporation. In
              ------------------------------------------------------------
the event of any change in the outstanding shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any change in the corporate structure of the Corporation or in the shares of Common Stock, the number and class of shares covered by this Agreement shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of Common Stock or other securities received, as a result of the foregoing, by the Grantee with respect to Shares subject to the restrictions contained in Section 2 above also shall be subject to such restrictions and the certificate or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Corporation in the manner provided in Section 4 above.

        8.    Plan and Plan Interpretations as Controlling. The Shares hereby
              --------------------------------------------
awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations of the Committee shall be binding and conclusive upon the Grantee or [his/her] legal representatives with regard to any question arising hereunder or under the Plan.

        9.    Grantee Service. Nothing in this Agreement shall limit the right
              ---------------
of the Corporation or any of its Affiliates to terminate the Grantee's service as a director, advisory director, director emeritus, officer or employee, or otherwise impose upon the Corporation or any of its Affiliates any obligation to employ or accept the services of the Grantee.

        10.   Withholding and Social Security Taxes. Upon the termination of the
              -------------------------------------
Restricted Period with respect to any Shares the Corporation may, in its sole discretion, withhold a sufficient number of Shares or withhold sufficient cash to cover any applicable withholding and employment taxes. Alternatively, the Corporation may require the Grantee to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to the Shares. The Corporation shall have the right to deduct from all dividends paid on the Restricted Stock the amount of any taxes which the Corporation is required to withhold with respect to such dividend payments. The Corporation's method of satisfying its withholding obligations shall be solely in the discretion of the Corporation, subject to applicable federal, state and local laws.

        11.   Grantee Acceptance. The Grantee shall signify [his/her] acceptance
              ------------------
of the terms and conditions of this Agreement by signing in the space provided below and signing the attached stock powers and returning a signed copy thereof and of the attached stock powers to the Corporation. IF A FULLY EXECUTED COPY HEREOF AND THE ATTACHED STOCK POWERS HAVE NOT BEEN RECEIVED BY THE CORPORATION, THE CORPORATION MAY REVOKE THIS AWARD, AND AVOID ALL OBLIGATIONS UNDER THIS AGREEMENT.

        IN WITNESS WHEREOF, the parties hereto have caused this RESTRICTED STOCK AGREEMENT to be executed as of the date first above written.

                                        ITLA CAPITAL CORPORATION




                                        By:
                                            ----------------------------------


                                        ACCEPTED:



                                        --------------------------------------




                                        --------------------------------------
                                        (Street Address)



                                        --------------------------------------
                                        (City, State & Zip Code)

                                  STOCK POWER
                                  -----------

        For value received, I hereby sell, assign, and transfer to ITLA Capital Corporation (the "Corporation") ____ shares of the capital stock of the Corporation, standing in my name on the books and records of the aforesaid Corporation, represented by Certificate No. ____, and do hereby irrevocably constitute and appoint the Secretary of the Corporation attorney, with full power of substitution, to transfer this stock on the books and records of the aforesaid Corporation.


                                                  ----------------------------





Dated:
      -----------------------------

In the presence of:


-----------------------------------



                                     SP-1